Exhibit 99.1

NEWS RELEASE

Lincoln Financial Group Reports Third Quarter Earnings
Maintaining Momentum and Strengthening Market Share

Philadelphia, PA, November 1, 2005 - Lincoln National Corporation (NYSE:LNC) today reported net income of $228.9 million, or $1.30 per diluted share, for the third quarter of 2005. By comparison, net income for the third quarter of 2004 was $199.7 million, or $1.12 per diluted share.

Income from operations for the third quarter of 2005 was $228.2 million, or $1.30 per diluted share, compared with $178.2 million, or $1.00 per diluted share, in the third quarter of 2004. Return on equity (ROE), based on income from operations, for the quarter, was 16.4%. The attached table defines and reconciles income from operations and ROE, non-GAAP measures, to net income and ROE calculated in accordance with GAAP.

Consolidated domestic retail deposits, which include annuities, mutual funds, life insurance and other personal wealth accumulation products, reached $6.2 billion, up 40% over the third quarter of 2004. Lincoln reported consolidated retail net flows for the quarter of $2.8 billion, up 111% from the prior year quarter. Institutional deposits were $2.8 billion, up 8% over the third quarter of 2004.

“Lincoln’s top tier retirement products, superior investment performance, and world-class distribution have produced trailing twelve-month retail and institutional deposits approaching $38 billion, contributing to a lift in total account balances of 30% over the prior year period,” said Jon A. Boscia, chairman and chief executive officer of Lincoln Financial Group.

Lincoln completed its annual comprehensive review of prospective assumptions underlying the amortization of Deferred Acquisition Costs (DAC), Present Value of In-Force (PVIF), Deferred Front-End Loads (DFEL) and Guaranteed Minimum Death Benefit (GMDB) and Guaranteed Minimum Withdrawal Benefit (GMWB) reserves. The prospective review in the Life and Retirement segments contributed $36 million, after tax, or $0.20 per diluted share, to the period’s operating earnings, resulting primarily from favorable lapse experience within our annuity product line.

Lincoln Retirement

Income from operations for the Retirement segment was $136.2 million in the third quarter of 2005 versus $110.2 million in the year ago period. The Retirement segment’s results for the third quarter of 2005 and 2004 were favorably impacted by prospective DAC unlocking adjustments of $33 million and $21 million, after tax, respectively.

In the quarter, gross deposits were $2.5 billion and net flows for the segment were $633 million. “Despite the proliferation of variable annuity products and features in the marketplace, Lincoln’s variable annuity deposits reached record levels for the ninth consecutive quarter, fueling year-over-year earnings growth,” said Boscia.

Life Insurance

Life insurance income from operations for the segment was $75.1 million, compared to $55.4 million in the third quarter of 2004. The Life segment’s current quarter results included favorable prospective DAC unlocking adjustments of $3 million, after tax. The prior year period was negatively impacted by approximately $15 million, after tax, of prospective DAC unlocking adjustments.

First year premiums from retail life insurance in the third quarter increased by 9% as compared to the prior year quarter, driven by improved universal life sales. “Lincoln’s focus on product development, tailored wholesaling model and expanded distribution in strategic partnerships drove growth in the face of fierce competitive and industry pressures,” said Boscia.

Investment Management

The Investment Management segment reported income from operations of $10.2 million in the third quarter, which compares to $12.5 million in the third quarter of 2004. The year ago quarter included $4.8 million of income from operations from Delaware International Advisors Ltd. (DIAL), which was sold in September, 2004.

Total deposits reached $6.3 billion, fueling net flows of $1.8 billion in the retail division and $1.6 billion in the institutional division. More than 75% of all funds are performing in the top half of their respective peer groups for the year-to-date, one-, three-, and five-year time periods. “In a year’s time, Delaware has essentially recovered the loss of assets and most of the earnings associated with the sale of DIAL, reaching a record $72.5 billion in third party assets under management,” said Boscia.

Lincoln UK

For the third quarter, the UK segment’s income from operations was $9.6 million for the quarter, versus $10.1 million in the same year ago period.

Corporate and Other

Corporate and Other recorded a loss from operations in the third quarter of $2.9 million, versus a loss of $9.9 million in the third quarter of 2004. Distribution losses were $12.3 million in the current quarter versus $9.8 million a year ago, the increase attributable to higher expenses. The third quarter of 2005 included a $13.3 million reduction in the deferred tax asset valuation allowance previously established in the company’s Barbados subsidiary. The 2004 quarter was positively impacted by approximately $9 million, after tax, related to an adjustment of the deferred gain on the sale of the reinsurance business.

Outlook and Merger with Jefferson Pilot Financial

In the fourth quarter of 2005 and looking forward to 2006, Lincoln expects to deliver strong deposits and flows across all major retail and institutional businesses. The fourth quarter is typically the strongest sales period for our life business, and the company expects this seasonality to emerge in the last quarter of the year.

For the Retirement segment, Lincoln anticipates income from operations, as reported in the current quarter, to benefit from continued positive variable flows, excluding the favorable DAC adjustments in the period and incorporating equity market impacts. While spread compression remains a concern, the company expects modest improvement over previous guidance detailed in the 2004 10-K.

Lincoln expects the Life segment’s income from operations to build from reported earnings in the third quarter of 2005. Lincoln’s expectations for growth are sensitive to the mix of business between permanent and term insurance and assume normalized mortality and a modest increase in life insurance in-force.

For Investment Management, Lincoln anticipates income from operations to build from third quarter levels, after adjusting for equity markets. The expected earnings improvement will be driven by 2005 year-to-date positive retail and institutional flows in excess of $12.6 billion.

Lincoln confirms its previous guidance for a modest improvement in distribution results over 2004 levels, recognizing these results remain sensitive to sales, especially life insurance, which traditionally increase in the second half of the year. Lincoln confirms previous 2005 guidance for the UK segment income from operations, the reinsurance deferred gain amortization income, and the annual pre tax interest expense. Lincoln also expects to release the remaining tax valuation allowance in the company’s Barbados subsidiary of approximately $4 million during the fourth quarter of 2005.

Boscia commented on his outlook for the remainder of 2005 and 2006, “Our third quarter results demonstrate the power of our core franchises in retirement products, asset management, and distribution. We are excited about joining forces with Jefferson Pilot and while the strategic benefits are numerous, they boil down to an ultimate end goal: The merger will combine Lincoln’s powerful distribution platform with Jefferson Pilot’s industry-leading operational efficiency, which we believe will drive market share gains and convert top line growth into EPS and ROE accretion. We look forward to leveraging the increased product scale and diversified earnings base of the combined company to provide strong shareholder returns in the years to come.”

This outlook contains estimates that are forward-looking, and Lincoln’s actual experience in 2005 will almost certainly differ from many of the assumptions utilized in the outlook. Lincoln’s equity market guidance remains unchanged from the sensitivity detailed in its 2004 10-K. The company’s expectations for these and a large number of other factors will probably change, leading us to revise our estimates over time. Please see the Forward-Looking Statements - Cautionary Language that follow for additional factors that may cause actual results to differ materially from our current expectations.

Capital and Share Repurchase

As of September 30, 2005, the book value per share of Lincoln National Corporation common stock, excluding accumulated other comprehensive income, was $32.65, compared with $29.23 a year ago. Book value per share, including accumulated other comprehensive income, was $36.23, compared with $34.15 a year ago. Lincoln did not repurchase shares during the quarter; however, 2.33 million shares were repurchased year-to-date, at a total cost of $103.6 million.

Lincoln National Corporation will discuss the company’s third quarter results with investors in a conference call beginning at 11:00 a.m. (ET) on Wednesday, November 2, 2005. The company will also post its third quarter 2005 statistical supplement on its Web site, www.LFG.com.

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial Group has consolidated assets of $122 billion as of September 30, 2005, and had annual consolidated revenues of $5.4 billion in 2004. Through its wealth accumulation, retirement income and wealth protection businesses, the company provides annuities, life insurance, 401(k) and 403(b) plans, savings plans, mutual funds, managed accounts, institutional investment, and comprehensive financial planning and advisory services. For more information please visit www.LFG.com.

Contacts:	Priscilla Brown
215 448-1422
Vice President, Investor Relations and Strategic Communications
investorrelations@LFG.com

Jim Sjoreen
215 448-1420
Vice President, Investor Relations
investorrelations@LFG.com

Tom Johnson
215 448-1454
Second Vice President, Media Relations
mediarelations@LFG.com

Definition of Income (Loss) from Operations and ROE
Income (loss) from operations and ROE, as used in the earnings release, are non-GAAP financial measures and are not substitutes for net income (loss) and ROE, calculated using GAAP measures. Income (loss) from operations represents after tax results excluding, as applicable, realized gains or losses on investments and derivatives, cumulative effect of accounting changes, restructuring charges, reserve changes on business sold through reinsurance, gain on sale of subsidiaries and book of business and loss on early retirement of debt. The earnings used to calculate ROE, as used in the earnings release, are income (loss) from operations. Income (loss) from operations is an internal measure used by the company in the management of its operations. Management believes that this performance measure explains the results of the company’s ongoing operations in a manner that allows for a better understanding of the underlying trends in the company’s current business because the excluded items are either unpredictable and/or not related to decisions regarding the underlying businesses.

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
($ in millions, except per share amounts)	2005	2004	2005	2004

Net Income	$228.9	$199.7	$605.7	$517.1

Less:
Net realized gain/loss on investments	(1.2)	(18.0)	(8.5)	(41.7)
Restructuring charges	(1.8)	(2.9)	(18.0)	(13.9)
Net gain (loss) on reinsurance
derivative/trading account securities	3.5	(3.7)	3.0	0.2
Reserve development and related amortization
on business sold through reinsurance	0.2	0.2	0.6	0.6
Gain on sale of subsidiaries/ businesses		45.9	9.3	61.5
Cumulative effect of accounting change				(24.5)
Income from Operations	$228.2	$178.2	$619.3	$534.9

Earnings per share (diluted)
Net Income	$1.30	$1.12	$3.44	$2.88
Income from Operations	$1.30	$1.00	$3.52	$2.97

Average Equity
(Excluding accumulated other comprehensive income)	$5,559.8	$5,075.7	$5,430.3	$5,039.0

Return on Equity
Net Income	16.5%	15.7%	14.9%	13.7%
Income from Operations	16.4%	14.0%	15.2%	14.2%

LINCOLN NATIONAL CORPORATION
DIGEST OF EARNINGS

	For the Quarter Ended September 30
	2005	2004

Revenue	$1,413,100,008	$1,406,058,432
Net Income	$228,947,235	$199,677,222

EPS -Basic	$1.33	$1.14
EPS - Diluted	$1.30	$1.12

Avg. Shares - Basic	172,614,421	175,173,100
Avg. Shares - Diluted	175,835,238	177,695,247

	For the Nine Months Ended September 30
	2005	2004

Revenue	$4,099,515,687	$4,023,808,078
Net Income	$605,744,812	$517,137,610

EPS -Basic	$3.50	$2.92
EPS - Diluted	$3.44	$2.88

Avg. Shares - Basic	173,018,733	176,928,001
Avg. Shares - Diluted	176,010,760	179,713,761

Forward-Looking Statements - Cautionary Language

Certain statements made in this release and in other written or oral statements made by LNC or on LNC’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning. LNC claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

•
Legislative, regulatory or tax changes, both domestic and foreign, that affect the cost of, or demand for, LNC’s products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products such as Actuarial Guideline 38; restrictions on revenue sharing and 12b-1 payments; and the repeal of the federal estate tax;

•
The institution of legal or regulatory proceedings against LNC or its subsidiaries and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which LNC and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities, and extra-contractual and class action damage cases; (c) new decisions which change the law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of LNC’s fixed annuity and life insurance businesses and demand for LNC’s products;
•
A decline in the equity markets causing a reduction in the sales of LNC’s products, a reduction of asset fees that LNC charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs “DAC” and an increase in liabilities related to guaranteed benefit features of LNC’s variable annuity products;

•	Ineffectiveness of LNC’s various hedging strategies used to offset the impact of declines in the equity markets;
•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates and equity market returns from LNC’s assumptions used in pricing its products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income;

•
The effect of life settlement business on persistency assumptions used in pricing life insurance business, which may cause profitability of some business to fall below expectations and could potentially result in deficient reserves;

•	Changes in GAAP that may result in unanticipated changes to LNC’s net income;
•
Lowering of one or more of LNC’s debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on LNC’s ability to raise capital and on its liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of LNC’s insurance subsidiaries, and the adverse impact such action may have on the premium writings, policy retention, and profitability of its insurance subsidiaries;

•
Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of LNC’s companies requiring that LNC realize losses on such investments;

•
The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including LNC’s ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that LNC has purchased;
•	Acts of terrorism or war that may adversely affect LNC’s businesses and the cost and availability of reinsurance;
•	Competitive conditions that may affect the level of premiums and fees that LNC can charge for its products;
•
The unknown impact on LNC’s business resulting from changes in the demographics of LNC’s client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life;

•	Loss of key portfolio managers in the Investment Management segment, financial planners in Lincoln Financial Advisors “LFA” or wholesalers in Lincoln Financial Distributors “LFD”; and
•
Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding, and investment results.

The risks included here are not exhaustive. LNC’s annual reports on Form 10-K, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional factors which could impact LNC’s business and financial performance. For risks concerning our previously announced merger with Jefferson-Pilot Corporation, see our Form 8-K filed with the Securities and Exchange Commission on October 11, 2005. Moreover, LNC operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on LNC’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undo reliance on forward-looking statements as a prediction of actual results. In addition, LNC disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.